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As Filed with the Securities and Exchange Commission on June 30, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADESA, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	35-1842546 (I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(800) 923-3725
(Address, including zip code, and telephone number
of registrant's principal executive offices)

ADESA, INC. 2004 EQUITY AND INCENTIVE PLAN
ADESA, INC. DIRECTOR COMPENSATION PLAN
ADESA, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full titles of the plans)

David G. Gartzke
Chairman, President and Chief Executive Officer
ADESA, Inc.
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Name and address of agent for service)

(800) 923-3725
(Telephone number, including area code, of agent for service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

Stacy J. Kanter, Esq. Phyllis G. Korff, Esq.	James C. Melville, Esq. Kaplan, Strangis and Kaplan, P.A.	Richard E. Farley, Esq. Cahill Gordon & Reindel LLP
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	5500 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 (612) 375-1138	80 Pine Street New York, New York 10005-1702 (212) 701-3000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common stock, par value $.01 per share (the "Common Stock") for:
ADESA, Inc. 2004 Equity and Incentive Plan	8,500,000 shares	$24.01	$204,085,000	$25,857.57

ADESA, Inc. Director Compensation Plan	200,000 shares	$24.01	$4,802,000	$608.41

ADESA, Inc. Employee Stock Purchase Plan	500,000 shares	$24.01	$12,005,000	$1,521.04

Total	9,200,000 shares	$24.01	$220,892,000	$27,987.02

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers any additional shares of the common stock, par value $.01 per share (the "Common Stock"), of ADESA, Inc., a Delaware corporation (the "Registrant"), as may become issuable pursuant to the antidilution provisions of the Registrant's plans.

(2)
Pursuant to Rule 457(h)(1) under the Securities Act the offering price is estimated solely for the purpose of calculating the registration fee upon the basis of the average of the high and low prices of the Common Stock of the Registrant on June 25, 2004 on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

        The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of Common Stock issuable pursuant to the ADESA, Inc. 2004 Equity and Incentive Plan, ADESA, Inc. Director Compensation Plan and ADESA, Inc. Employee Stock Purchase Plan (collectively, the "Plans"). The information called for by Part I of this Registration Statement (the "Part I Information") in respect of the 9,200,000 shares of Common Stock issuable pursuant to the Plans is included in the description of the Plans contained in the documents made available to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. The Part I Information is not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the note to Part I of Form S-8 and Rule 424 of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Commission are incorporated herein by reference:

  (a)
  the Registrant's prospectus filed with the Commission on June 17, 2004 pursuant to Rule 424(b) under the Securities Act and forming a part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-113499), which prospectus contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed; and

  (b)
  the description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 25, 2004 (Registration No. 001-32198) under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 102 of the Delaware General Corporation Law (the "DGCL"), as amended, allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

        The power to indemnify applies if such person (a) is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) acted in good faith and in a manner which the person reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of such person's duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of the Registrant's directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

        The Registrant's By-laws provide that:

  •
  the Registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law;

  •
  the Registrant may indemnify its other employees and agents to the same extent that the Registrant indemnified its officers and directors, unless otherwise determined by the Registrant's board of directors; and

  •
  the Registrant must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

        The indemnification provisions contained in the Registrant's Certificate of Incorporation and By-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed as part of this registration statement.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant, Inc., as filed May 20, 2004 in the office of the Secretary of State of Delaware (incorporated by reference in Exhibit 3.1 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
4.2
By-Laws of the Registrant, filed as of May 26, 2004 (incorporated by reference to Exhibit 3.2 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
4.3
Specimen Certificate of the Registrant's Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-113499).
5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.*
10.1	ADESA, Inc. 2004 Equity and Incentive Plan (incorporated by reference in Exhibit 10.14 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
10.2	ADESA, Inc. Director Compensation Plan (incorporated by reference in Exhibit 10.15 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
10.3	ADESA, Inc. Employee Stock Purchase Plan (incorporated by reference in Exhibit 10.17 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
10.4	Form of stock option agreement relating to options granted under the 2004 Equity and Incentive Plan.*
10.5	Form of restricted stock unit agreement relating to options granted under the 2004 Equity and Incentive Plan.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5 hereto).

*
Filed herewith.

Item 9. Undertakings

        The undersigned Registrant hereby undertakes:

        (1)(A) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (A)(i) and (A)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (B) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, state of Indiana, on this 30th day of June, 2004.

Date: June 30, 2004	ADESA, INC.
	By:	/s/ DAVID G. GARTZKE Name: David G. Gartzke Title: Chairman, President and Chief Executive Officer

        Each person whose signature appears below authorizes David G. Gartzke, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID G. GARTZKE David G. Gartzke	Chairman, President and Chief Executive Officer	June 30, 2004
/s/ CAMERON C. HITCHCOCK Cameron C. Hitchcock	Executive Vice President and Chief Financial Officer	June 30, 2004
/s/ DEBORAH L. WEINSTEIN Deborah L. Weinstein	Lead Director	June 30, 2004
/s/ WYNN V. BUSSMANN Wynn V. Bussmann	Director	June 30, 2004
/s/ THOMAS L. CUNNINGHAM Thomas L. Cunningham	Director	June 30, 2004
/s/ DENNIS O. GREEN Dennis O. Green	Director	June 30, 2004
/s/ ANGEL RODOLFO SALES Angel Rodolfo Sales	Director	June 30, 2004
/s/ NICK SMITH Nick Smith	Director	June 30, 2004
/s/ DONALD C. WEGMILLER Donald C. Wegmiller	Director	June 30, 2004

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Registrant, Inc., as filed May 20, 2004 in the office of the Secretary of State of Delaware (incorporated by reference in Exhibit 3.1 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
4.2
By-Laws of the Registrant, filed as of May 26, 2004 (incorporated by reference to Exhibit 3.2 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
4.3
Specimen Certificate of the Registrant's Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-113499).
5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.*
10.1	ADESA, Inc. 2004 Equity and Incentive Plan (incorporated by reference in Exhibit 10.14 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
10.2	ADESA, Inc. Director Compensation Plan (incorporated by reference in Exhibit 10.15 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
10.3	ADESA, Inc. Employee Stock Purchase Plan (incorporated by reference in Exhibit 10.17 to the Registrant's Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-113499).
10.4	Form of stock option agreement relating to options granted under the 2004 Equity and Incentive Plan.*
10.5	Form of restricted stock unit agreement relating to options granted under the 2004 Equity and Incentive Plan.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5 hereto).

*
Filed herewith.

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PART I INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX